Exhibit 99.1

Preliminary Copy

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

CITIZENS REPUBLIC BANCORP, INC. 328 S. SAGINAW STREET, MC-0-1055 FLINT, MI 48502-2401 ATTN: KRISTINE BRENNER

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.							For	Against	Abstain

1    To approve the merger agreement, dated as of September 12, 2012, by and between FirstMerit Corporation and Citizens Republic Bancorp, Inc. as such agreement may be amended from time to time (the “Citizens Merger Proposal”)

							☐	☐	☐
2 To approve, on an advisory basis only, the payment of certain compensation to Citizens’ named executive officers in connection with the merger (the “Citizens Merger-Related Compensation Proposal”)							☐	☐	☐

3    To approve a proposal granting the Citizens board the right to adjourn, postpone or continue the special meeting on one or more occassions, if necessary or appropriate, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve the Citizens Merger Agreement Proposal (the “Citizens Adjournment Proposal”)

							☐	☐	☐
For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

CITIZENS REPUBLIC BANCORP, INC.

Special Meeting of Shareholders

April 5, 2013 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Cathleen H. Nash and James L. Wolohan, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common stock of CITIZENS REPUBLIC BANCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholder(s) to be held at 10:00 AM, EDT on April 5, 2013, at Citizens’ headquarters, 328 S. Saginaw St., Flint, Michigan, and any adjournment or postponement thereof, and in their discretion upon such matters as may properly come before the meeting. The undersigned acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and proxy statement dated February 21, 2013, ratifies all that the proxies or either of them or their substitutes may lawfully do or caused to be done by virtue hereof and revokes all former proxies.

This proxy, when properly executed and dated, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in, for the election of the nominees and for each proposal listed on the reverse side of this proxy.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side